UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 4, 2013

Corporate Capital Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons, 450 South Orange Avenue, Orlando, FL 32801
(Address of principal executive offices)

Registrant’s telephone number, including area code (866) 745-3797

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The Information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 4, 2013 (the “Closing Date”), Corporate Capital Trust, Inc. (the “Company”) entered into a senior secured revolving credit agreement (the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) consisting of loans to be made in dollars and other foreign currencies in an initial aggregate amount of $285 million.  Availability under the Revolving Facility will terminate on September 4, 2016 (the “Revolver Termination Date”) and the outstanding loans under the Revolving Facility will mature on September 4, 2017.  The Facility also requires mandatory prepayment of interest and principal upon certain events during the term-out period commencing on the Revolver Termination Date.  The stated borrowing rate under the Revolving Credit Facility is based on LIBOR plus an applicable spread of 2.50% or on an “alternate base rate” (which is the highest of a prime rate, the federal funds rate plus 0.50%, or one-month LIBOR plus 1.00%) plus an applicable spread of 1.50%, or, with respect to borrowings in non-LIBOR currencies, on a rate applicable to such currency plus an applicable spread of 2.50%.  Pursuant to a Guarantee and Security Agreement dated as of the Closing Date and entered into among the Company, JPMorgan Chase Bank, N.A. (in its capacity as administrative agent and in its capacity as collateral agent) and the other parties thereto (the “Guarantee and Security Agreement”), the Revolving Credit Facility is secured by all of the Company’s portfolio investments and its cash and securities accounts (in each case, subject to certain exclusions), and provides for a guaranty by certain subsidiaries of the Company.  In connection with the security interest established under the Guarantee and Security Agreement, the Company, JPMorgan Chase Bank, N.A., in its capacity as collateral agent, and State Street Bank and Trust Company, in its capacity as custodian, entered into a Control Agreement dated as of the Closing Date (the “Control Agreement”), in order to, among other things, perfect such security interest in, and provide for control of, the related collateral.  JPMorgan Chase Bank, N.A. serves as administrative agent under the Revolving Credit Facility and ING Capital, LLC serves as syndication agent under the Revolving Credit Facility.  JPMorgan Securities LLC and ING Capital LLC serve as joint bookrunners and joint lead arrangers.

The Revolving Credit Facility includes an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the facility to a maximum of $600 million.

Under the Revolving Credit Facility, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar revolving credit facilities, including, without limitation, covenants related to: (a) limitations on the incurrence of additional indebtedness and liens, (b) limitations on certain investments, (c) limitations on certain asset transfers and restricted payments, (d) maintaining a certain minimum shareholders’ equity, (e) maintaining a ratio of total assets (less total liabilities) to total indebtedness, of the Company and its subsidiaries, of not less than 2.0:1.0, (f) satisfying a liquidity test, and (g) limitations on the creation or existence of agreements that prohibit liens on certain properties of the Company and certain of its subsidiaries.  The Revolving Credit Facility also includes usual and customary events of default for senior secured revolving credit facilities of this nature.

In addition to the covenants described above, borrowings under the Revolving Credit Facility (and the incurrence of certain other permitted debt) will be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in the Company’s portfolio.

Borrowings under the Revolving Credit Facility will also be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The foregoing description of the Credit Agreement, the Guarantee and Security Agreement, and the Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the such agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 8.01.     Other Events

On September 10, 2013, we issued a press release announcing the Company’s entry into the Revolving Credit Facility.  A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

10.1
Senior Secured Revolving Credit Agreement, dated as of September 4, 2013, among Corporate Capital Trust, Inc., as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and ING Capital LLC as syndication agent.

10.2
Guarantee and Security Agreement, dated as of September 4, 2013, and entered into among Corporate Capital Trust, Inc., as borrower, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the other parties thereto.

10.3
Control Agreement, dated as of September 4, 2013, among Corporate Capital Trust, Inc. as borrower, JPMorgan Chase Bank, N.A., as collateral agent, and State Street Bank and Trust Company, as custodian.

99.1	Press release dated September 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC.

Date: September 10, 2013	By:	/S/ Paul S. Saint-Pierre
	Name:	Paul S. Saint-Pierre
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Secured Revolving Credit Agreement, dated as of September 4, 2013, among Corporate Capital Trust, Inc., as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and ING Capital LLC as syndication agent.

10.2	Guarantee and Security Agreement, dated as of September 4, 2013, and entered into among Corporate Capital Trust, Inc., as borrower, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the other parties thereto.

10.3	Control Agreement, dated as of September 4, 2013, among Corporate Capital Trust, Inc. as borrower, JPMorgan Chase Bank, N.A., as collateral agent, and State Street Bank and Trust Company, as custodian.

99.1	Press release dated September 10, 2013.